                                                                      Exhibit 99


                         AVERY DENNISON REPORTS RECORD
                        4TH QUARTER AND YEAR-END RESULTS


              1998 results provide double-digit earnings-per-share growth over prior year and superior returns on investment

        Major cost reduction program to be launched in 1st Quarter 1999



     PASADENA, Calif. -- January 26, 1999 -- Avery Dennison Corporation (NYSE/PSE:AVY) today reported fourth quarter and year-end records for earnings, sales and returns on investment. The Company also announced the implementation of a major cost reduction program, which will include a one-time restructuring charge in the first quarter of 1999, designed to increase operating efficiencies and improve profitability in 1999 and beyond.


For the fourth quarter:


  . Earnings per share, on a diluted basis, increased to $.54 per share, a record level for the fourth quarter and an increase of 3.8 percent over the prior year fourth quarter earnings of $.52 per share.

  . Reported sales grew 5.8 percent to a record $884.6 million from $836.4 million a year ago. Excluding the impact of currency, sales grew 5.2 percent from the prior year fourth quarter.

  .  Unit volume increased 8.1 percent over the prior year.

     In the fourth quarter, sales were up in both the Company's Consumer and Converted Products and Pressure-sensitive Adhesives and Materials sectors in the United States and internationally. International sales growth was especially strong in the quarter.

Financial highlights for the year:

     . Earnings per share, on a diluted basis, increased 11.4 percent to $2.15 from $1.93 in 1997, the seventh consecutive year of double-digit earnings-per-share growth.

     . Reported sales increased 3.4 percent to a record $3.5 billion from $3.3 billion in 1997. Excluding the impact of currency, sales grew nearly 5 percent.

     .  Unit volume grew 7.4 percent.

     .  Return on shareholders' equity reached a new high of 26.7 percent from
        24.8 percent last year.

     . Return on total capital increased to 19 percent from 18.1 percent in 1997.

     . Economic value added increased 20 percent over the prior year to $100 million.

     "1998 was another record-setting year for Avery Dennison," said Philip M. Neal, president and chief executive officer. "Our successful strategies enabled us to continue to deliver double-digit earnings per share growth despite challenging global economic conditions that surfaced in the second half of the year. In addition, sales, profits and returns on investment achieved new all-time highs.

     "The Company's continued outstanding results reflect the platform for growth that we have built successfully over the last few years. We have achieved growth in our core markets and expanded into new geographic markets, while enhancing operational excellence and financial strength."

     "During the past year, we made important investments around the world to grow our core businesses, underscoring our long-term commitment to worldwide expansion. We opened a major new facility in Germany to produce pressure-sensitive film for rapidly growing European markets. We made acquisitions in North America, Latin America and Europe, in addition to our recent joint venture with Zweckform, a leading office products supplier in Germany," Neal said. "In addition, we plan to build a new office products manufacturing facility in Northern Mexico, which will provide more efficient, lower-cost service and distribution to our customers in the Western United States and Latin America."

     Avery Dennison also announced plans for a major realignment of the Company's cost structure that will streamline operations and further improve profitability. This program will be implemented aggressively, resulting in savings of $15 million to $18 million in 1999. When fully implemented, the realignment is expected to result in annualized cost savings of $58 million to $62 million.

     The restructuring will result in a one-time pretax charge to 1st Quarter 1999 earnings of $60 million to $65 million, or $.40 to $.42 per diluted share on an after-tax basis. The restructuring charge will include severance costs, related asset write-offs, and other one-time expenses.

     The Company will close eight facilities around the world in the Company's Consumer and Converted Products and Pressure-sensitive Adhesives and Materials sectors. As a result, approximately 1,500 positions will be eliminated, or approximately nine percent of the Company's total workforce.

     "Avery Dennison has consistently delivered superior returns and earnings growth," said Neal. "We expect this major realignment to position the Company for double-digit earnings growth in 1999 and beyond, before the effects of the one-time charge."

     Avery Dennison develops, manufactures and markets innovative self-adhesive solutions for consumer products and label systems. Based in Pasadena, Calif., the Company makes a wide range of products for consumer and industrial markets, including Avery-brand office products, Fasson-brand self-adhesive materials, peel-and-stick postage stamps, battery labels, automated retail tag and labeling systems, and specialty tapes and chemicals. Approximately 16,100 employees in 200 manufacturing and sales facilities produce and sell Avery Dennison products in 89 countries.

                                AVERY DENNISON
                       CONSOLIDATED STATEMENT OF INCOME
                    (In millions, except per share amounts)

                                                      Three Months Ended                          Year Ended
                                                 -------------------------------          ----------------------------
                                                 Jan. 2, 1999      Dec. 27, 1997          Jan. 2, 1999   Dec. 27, 1997
--------------------------------------------------------------------------------          ----------------------------
Net sales                                            $884.6            $836.4                $3,459.9         $3,345.7
Cost of products sold                                 592.8             560.5                 2,315.4          2,263.0
--------------------------------------------------------------------------------          ----------------------------
  Gross profit                                        291.8             275.9                 1,144.5          1,082.7

Marketing, general & administrative expense           198.2             186.9                   773.2            739.8

Interest expense                                        9.3               6.4                    34.6             31.7
--------------------------------------------------------------------------------          ----------------------------
  Income before taxes                                  84.3              82.6                   336.7            311.2

Taxes on income                                        28.4              28.2                   113.4            106.4
--------------------------------------------------------------------------------          ----------------------------
  Net income                                         $ 55.9            $ 54.4                $  223.3         $  204.8
================================================================================          ============================
  Net income per common share, assuming
    dilution                                         $ 0.54            $ 0.52                $   2.15         $   1.93
================================================================================          ============================
Average shares outstanding:
  Assuming dilution                                   102.7             105.5                   104.1            106.1
================================================================================          ============================
Common shares outstanding at period end               100.0             102.4                   100.0            102.4
================================================================================          ============================

                                              Supplementary Sector Information

                                                                                           Operating Margins
                                                           1998 Sales % Change           1998    1997     1996
                                                           -------------------           ---------------------
   Pressure-sensitive adhesives & materials (PS)           $1,874.1      2.8%            9.1%     9.4%    9.0%
   Consumer & converted products (CCP)                     $1,742.1      4.2%           13.0%    11.3%   10.0%

                                    -more-

                                AVERY DENNISON
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In millions)

ASSETS                                                  Jan. 2, 1999           Dec. 27, 1997
---------------------------------------------------------------------------------------------
Current assets:
   Cash and cash equivalents                               $   18.5                $    3.3
   Trade accounts receivable, net                             454.8                   457.7
   Inventories, net                                           230.6                   230.1
   Other current assets                                        98.1                   102.4
---------------------------------------------------------------------------------------------
              Total current assets                            802.0                   793.5

Property, plant and equipment, net                          1,035.6                   985.3
Intangibles resulting from business acquisitions, net         145.1                   133.7
Other assets                                                  159.9                   134.0
---------------------------------------------------------------------------------------------
                                                           $2,142.6                $2,046.5
=============================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
---------------------------------------------------------------------------------------------
Current liabilities:
   Short-term and current portion of long-term debt        $   71.3                $   43.6
   Accounts payable                                           269.8                   245.3
   Other current liabilities                                  323.2                   341.0
---------------------------------------------------------------------------------------------
              Total current liabilities                       664.3                   629.9

Long-term debt                                                465.9                   404.1
Other long-term liabilities                                   179.1                   175.3
Shareholders' equity:
   Common stock                                               124.1                   124.1
   Capital in excess of par value                             587.5                   592.5
   Retained earnings                                        1,185.1                 1,063.6
   Cumulative translation adjustment                           (8.1)                  (21.4)
   Cost of unallocated ESOP shares                            (18.3)                  (23.4)
   Minimum pension liability                                      -                    (1.1)
   Employee stock benefit trusts                             (677.6)                 (730.3)
   Treasury stock at cost                                    (359.4)                 (166.8)
---------------------------------------------------------------------------------------------
              Total shareholders' equity                      833.3                   837.2
---------------------------------------------------------------------------------------------
                                                           $2,142.6                $2,046.5
=============================================================================================

                                    -more-

                                AVERY DENNISON
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
                                 (In millions)

                                                                                       Year Ended
                                                                             --------------------------------
                                                                             Jan. 2, 1999       Dec. 27, 1997
-------------------------------------------------------------------------------------------------------------
Operating Activities:

Net income                                                                      $ 223.3            $ 204.8

Adjustments to reconcile net income to net cash provided by operating activities:

   Depreciation                                                                   114.6              105.5

   Amortization                                                                    12.6               11.3

   Deferred taxes                                                                  13.8               18.4
                                                                                -------            -------
Cash provided by operations                                                       364.3              340.0

   Changes in assets and liabilities, net of the effect of foreign currency translation, business divestitures and
      acquisitions                                                                 58.5               28.4
                                                                                -------            -------
Net cash provided by operating activities                                         422.8              368.4
                                                                                -------            -------
Investing Activities:

Purchase of property, plant and equipment                                        (159.7)            (177.3)

Net (payments) proceeds from acquisitions, sale of assets
   and business divestitures                                                      (30.9)               4.6

Other                                                                             (26.9)             (16.3)
                                                                                -------            -------
Net cash used in investing activities                                            (217.5)            (189.0)
                                                                                -------            -------
Financing Activities:

Net increase in long-term debt                                                     46.1               58.3

Net increase (decrease) in short-term debt                                         39.3              (73.0)

Dividends paid                                                                   (101.8)             (86.8)

Purchase of treasury stock                                                       (192.6)             (99.3)

Proceeds from exercise of stock options                                            20.7               13.3

Other                                                                              (2.3)               7.9
                                                                                -------            -------
Net cash used in financing activities                                            (190.6)            (179.6)
                                                                                -------            -------
Effect of foreign currency translation on cash balances                             0.5               (0.3)
                                                                                -------            -------
Increase (decrease) in cash and cash equivalents                                   15.2               (0.5)
                                                                                -------            -------
Cash and cash equivalents, beginning of year                                        3.3                3.8
                                                                                -------            -------
Cash and cash equivalents, end of year                                          $  18.5            $   3.3
                                                                                =======            =======

                                     ####

Contact:
Avery Dennison, Pasadena
Charles E. Coleman, 626/304-2014 (media)
 communications@averydennison.com
 --------------------------------

Wayne H. Smith, 626/304-2001 (investors)
 investorcom@averydennison.com
 ----------------------------
 www.averydennison.com
 ---------------------